CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Chase Growth Fund and to the use of our report dated October 31, 2003 on the financial statements and financial highlights  of Chase  Growth  Fund.  Such  financial  statements  and  financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                                            Tait, Weller & Baker



Philadelphia, Pennsylvania
January 19, 2004